UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2011
Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue New York, New York 10011
(Address of principal executive offices, including zip code)

(212) 624-3700
(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the 2011 Annual Meeting of Stockholders of WebMD Health Corp., held on October 4, 2011, stockholders of WebMD: (1) elected the three nominated Class III directors; (2) voted, on an advisory basis, to approve WebMD’s executive compensation; (3) voted, on an advisory basis, to hold future advisory votes on WebMD’s executive compensation every year; and (4) ratified the appointment of Ernst & Young LLP as WebMD’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The results of the voting were as follows:

Proposal 1 — To elect as Class III directors for a three-year term:

Jerome C. Keller	— votes FOR	42,449,497
	— votes withheld	221,822
	— broker non-votes	10,240,499

Herman Sarkowsky	— votes FOR	42,212,839
	— votes withheld	458,480
	— broker non-votes	10,240,499

Martin J. Wygod	— votes FOR	42,424,391
	— votes withheld	246,928
	— broker non-votes	10,240,499

Proposal 2 — Advisory vote to approve WebMD’s executive compensation (commonly referred to as a “Say-on-Pay Vote”):

Votes FOR:	38,523,462
Votes AGAINST:	3,993,418
Abstentions:	154,438
Broker non-votes:	10,240,499

Proposal 3 — Advisory vote on the frequency of future Say-on-Pay Votes on WebMD’s executive compensation:

Every 1 Year:	40,692,890
Every 2 Years:	90,809
Every 3 Years:	1,757,657
Abstentions:	129,962
Broker non-votes:	10,240,499

Proposal 4 — To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm to serve as WebMD’s independent auditor for the fiscal year ending December 31, 2011:

Votes FOR:	52,534,715
Votes AGAINST:	247,762
Abstentions:	129,340
Broker non-votes:	-0-

Since the result of the voting on Proposal 3 was strongly in favor of holding future Say-on-Pay Votes every year (the same frequency recommended by the Compensation Committee of WebMD’s Board of Directors), the Compensation Committee has determined that WebMD will hold future Say-on-Pay Votes annually until the next required advisory vote by stockholders on the frequency of such Say-on-Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: October 6, 2011	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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